EXHIBIT 99.3

Planet Green Holding Corp.

Pro Forma Combined Financial Statements

March 31, 2019

Contents	Page

Pro Forma Combined Balance Sheet	3

Pro Forma Combined Statement of Operations and Comprehensive Loss	4

Notes to Financial Statements	5 to 8

Planet Green Holding Corp.

Pro Forma Combined Balance Sheet

As of March 31, 2019

	PLAG	BZ	Adjustments	Combined
Assets
Current assets
Cash and cash equivalents	$1,367,758	$16,887	$4,469,673	$5,854,318
Accounts receivable	1,044,381	2,009	-	1,046,390
Other receivables and other current assets	297	408,512	-	408,809
Due from related parties	1,944	-	-	1,944
Inventory	10,265	1,565,830	-	1,576,095
Advances and prepayments to suppliers	7,609,439	81,667	-	7,691,106
Total current assets	10,034,084	2,074,905	4,469,673	16,578,662

Non-current assets
Property, plant and equipment, net	1,330,474	3,925,197	-	5,255,671
Construction in progress, net	864,409	-	-	864,409
Intangible assets	-	1,672,556	-	1,672,556
Other assets and goodwill	1,507	-	-	1,507
Total Non-Current Assets	2,196,390	5,597,753	-	7,794,143
Total Assets	$12,230,474	$7,672,658	$4,469,673	$24,372,805

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Short term bank loans	$-	$1,147,216	$-	$1,147,216
Accounts payable	475,147	1,963,079	-	2,438,226
Taxes payable	60,571	36,658	-	97,229
Accrued liabilities and other payables	492,528	3,307,055	-	3,799,583
Due to related parties	90,483	-	-	90,483
Discontinued operations - liabilities	3,643,696	-		3,643,696
Customer deposits	-	49,166	-	49,166
Total current liabilities	4,762,425	6,503,174	-	11,265,599

Total Liabilities	$4,762,425	6,503,174		$11,265,599

Stockholders’ Equity
Preferred Stock, $0.001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2019	$-	$-	$-	$-
Common Stock, $0.001 par value, 200,000,000 shares authorized; 6,577,765 shares issued as of March 31, 2019	5,498	-	1,080	6,578
Registered capital	-	1,845,235	(1,845,235)	-
Additional paid in capital	74,739,031	-	6,313,828	81,052,859
Statutory reserves	2,810,953	-	-	2,810,953
Accumulated deficit	(79,031,187)	(590,799)	-	(79,621,986)
Accumulated other comprehensive income (loss)	9,984,943	(84,952)	-	9,899,991
Total Stockholders’ Equity	8,509,238	1,169,484	4,469,673	14,148,395
Non-controlling interest	(1,041,189)	-	-	(1,041,189)

Total Equity	$7,468,049	1,169,484	4,469,673	$13,107,206

Total Liabilities & Stockholders’ Equity	$12,230,474	7,672,658	4,469,673	24,372,805

See accompanying notes to the financial statements

Planet Green Holding Corp.

Pro Forma Combined Statement of Operations and Comprehensive Income

For the three months ended March 31, 2019

	PLAG	BZ	Adjustments	Combined

Net revenues	$1,078,245	$5,235	$-	$1,083,480
Cost of revenues	779,988	10,201	-	790,189
Gross profit (loss)	298,257	(4,966)	-	293,291

Operating expenses:
Selling and marketing expenses	110	9,263	-	9,373
General and administrative expenses	234,569	190,748	-	425,317
Total operating expenses	234,679	200,011	-	434,690

Operating income (loss)	63,578	(204,977)	-	(141,399)

Other income (expenses):
Interest income	161		-	161
Interest expense	-	(86,443)	-	(86,443)
Other income	-	100,756	-	100,756
Total other income and (expenses)	161	14,313	-	14,474

Earnings before tax	63,739	(190,664)	-	(126,925)

Income tax	56,043	-	-	56,043

Net income (loss)	$7,696	(190,664)	$-	$(182,968)

Other comprehensive income:
Foreign currency translation income	192,660	46,710	-	239,370

Comprehensive Income (Loss)	$200,356	(143,954)	-	56,402

Loss per share
Basic and diluted earnings per share	-	-	-	$(0.03)
Basic and diluted weighted average shares outstanding	-	-	-	6,577,765

See accompanying notes to the financial statements

Planet Green Holding Corp.

Notes to Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Planet Green Holdings Corp., formerly known as American Lorain Corporation, (the “Company” or “PLAG”) is registered as a corporation in the state of Nevada. The Company conducts its primary business activities through its subsidiaries located in the People’s Republic of China, including its new acquired operating subsidiary Xianning Bozhuang Tea Products Co., Ltd., (“BZ”). BZ is registered as a limited liability company in Xianning City, Huibei Province, People’s Republic of China. The Company’s primary business activities are to produce tea products and sell such products in China.

Taishan Muren Agriculture Co. Ltd., the other operating subsidiary grows herbs and spices, sells sauces and other products developed from these herbs and spices, and offers a variety of food and beverage products, including packaged sauce, tea and brown rice syrup, to consumers and foodservice businesses.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These pro forma combined financial statements, accompanying notes, and related disclosures have been prepared on an as-if basis assuming that the reverse takeover transaction between the Company and BZ has been in effect since the beginning of the period present in the results of operations by combining the historical financial statements of the entities and eliminating any intercompany balances. Goodwill would not be recognized in this transaction, and the carrying values of the Company and BZ are their respective historical values. Actual results combined results may have differed from those presented herein.

These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles (“GAAP”) in the United States. The Company’s fiscal year end is December 31 and the financial statements are presented in US dollars

Basis of pro forma combined financial statements

These pro forma combined financial statements include the accounts of the Company and the entities listed below. All intercompany accounts and transactions have been eliminated.

	Place of	Attributable equity	Registered
Name of Company	incorporation	interest %	capital
Planet Green Holdings Corporation	British Virgin Islands	100	$10,000
JianShi Technology Holding Limited	Hong Kong	100	1,277
Shanghai Xunyang Internet Technology Co. Ltd.	PRC	100	669,919
Beijing Lorain Co., Ltd.	PRC	VIE	1,540,666
Luotian Lorain Co., Ltd.	PRC	VIE	3,797,774
Shandong Greenpia Foodstuff Co., Ltd.	PRC	VIE	2,303,063
Taishan Muren Agriculture Co. Ltd.	PRC	VIE	1,913,049
Lorain Foodstuff (Shenzhen) Co., Ltd.	PRC	VIE	80,000
Xianning Bozhuang Tea Products Co., Ltd.	PRC	VIE	1,845,235

Management has eliminated all significant inter-company balances and transactions in preparing the accompanying consolidated financial statements. Ownership interests of subsidiaries that the Company does not wholly-own are accounted for as non-controlling interests.

On May 18, 2018, the Company incorporated Planet Green Holdings Corporation (“Planet Green BVI”), a limited company incorporated in the British Virgin Islands. On September 28, 2018, Planet Green BVI acquired JianShi Technology Holding Limited, a limited company, incorporated in Hong Kong on February 21, 2012 and Shanghai Xunyang Internet Tech Co. Ltd., a wholly-owned foreign entity incorporated in Shanghai, PRC on August 29, 2012. The formation and acquisition of these companies was to implement the Company’s restructuring plans.

On September 28, 2018, the Company was restructured by disposing its equity interest in International Lorain and its subsidiaries to the former Chairman, Mr. Si Chen, and re-acquiring certain equity interest in certain of these subsidiaries,; namely, Shandong Greenpia, Beijing Lorain, and Luotian Lorain, indirectly through Planet Green BVI. Please refer to Form 8-K filed on October 2, 2018. The Company entered into exclusive arrangements with Shandong Greenpia, Luotian Lorain, Taishan Muren, and Shenzhen Lorain and its shareholders that give the Company the ability to substantially influence its daily operations and financial affairs. The Company entered into exclusive arrangements with Beijing Lorain; however, the Company does not have significant influence over Beijing Lorain and Beijing Lorain is accounted for as equity method investment.

In December 2018, the Company’s management determined that it would discontinue the operations of Shandong Greenpia and Luotian Lorain. Accordingly, the Company has recorded full impairment related to the value of those assets.

In December 2018, the Company was no longer able to exercise significant influence over Beijing Lorain, and management did not believe that the Company would be able recover the value of its investment; accordingly, the Company recognized full impairment of its investment in Beijing Lorain.

Consolidation of Variable Interest Entity

VIEs are entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability. Any VIE with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. Management makes ongoing reassessments of whether the Company is the primary beneficiary.

On December 14, 2017, the Company formed Shenzhen Lorain as a limited company under the laws of the PRC. Through Shandong Greenpia, the Company entered into exclusive VIE agreements with Lorain Food (Shenzhen) Co., Ltd. (“Shenzhen Lorain”) and its shareholders that give the Company the ability to substantially influence Shenzhen Lorain’s daily operations and financial affairs and appoint its senior executives. The Company is considered the primary beneficiary of Shenzhen Lorain and it consolidates its accounts as a VIE. On September 27, 2018, the agreements were terminated due to the Company’s restructuring and Shenzhen Lorain was no longer a variable interest entity under Shandong Greenpia.

On September 27, 2018, through Shanghai Xunyang Internet Technology Co. Ltd., the Company entered into exclusive arrangements with Beijing Lorain Co., Ltd., Luotian Lorain Co., Ltd., Shandong Greenpia Foodstuff Co., Ltd., Taishan Muren Agriculture Co. Ltd., and Lorain Foodstuff (Shenzhen) Co., Ltd. and its shareholders that give the Company the ability to substantially influence Shenzhen Lorain’s daily operations and financial affairs and appoint its senior executives. The Company is considered the primary beneficiary of these companies and it consolidates its accounts as a VIE.

On May 9, 2019, through Shanghai Xunyang Internet Technology Co. Ltd., the Company entered into exclusive arrangements with Xianning Bozhuang Tea Products Co., Ltd.,and its shareholders that give the Company the ability to substantially influence Xianning Bozhuang Tea Products Co., Ltd. daily operations and financial affairs and appoint its senior executives. The Company is considered the primary beneficiary of these companies and it consolidates its accounts as a VIE.

As of March 31, 2019, the following entities were de-consolidated from the structure as a result of the sale agreement executed on September 28, 2018:

	Place of	Attributable equity	Registered
Name of Company	incorporation	interest %	capital
International Lorain Holding Inc.	Cayman Islands	100.0	$46,659,135
Junan Hongrun Foodstuff Co., Ltd.	PRC	100.0	44,861,741
Shandong Lorain Co., Ltd.	PRC	80.2	12,123,985
Dongguan Lorain Co., Ltd.	PRC	100.0	149,939

Discontinued operations

In 2017, the Company discontinued the operations in Shandong Lorain Co. Ltd. and Dongguan Lorain Co., Ltd. As a result, the financial results of these two subsidiaries are presented as discontinued operations.

In the first quarter of 2018, the Company’s board of directors resolved to discontinue the operations of Junan Hongrun Foodstuff Co. Ltd.

As of September 30, 2018, the Company disposed International Lorain Holding Inc. and its subsidiaries: Junan Hongrun Foodstuff Co., Ltd., Shandong Lorain Co., Ltd., Dongguan Lorain Co., Ltd. as a result of the sale agreement.

In the fourth quarter of 2018, the Company’s board of directors resolved to discontinue the operations of Beijing Lorain Co, Ltd., Luotian Lorain Co., Ltd., and Shandong Greenpia Foodstuff Co., Ltd.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results may materially differ from these estimates.

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The reporting currency for the Company and its subsidiaries is the US dollar. The Company and Planet Green Holdings Corporation’s functional currency is the U.S. dollar. JianShi Technology Holding Limited, Shanghai Xunyang Internet Technology Co. Ltd., Beijing Lorain Co., Ltd., Luotian Lorain Co., Ltd., Shandong Greenpia Foodstuff Co., Ltd., Taishan Muren Agriculture Co. Ltd., and Lorain Foodstuff (Shenzhen) Co., Ltd., and Xianning Bozhuang Tea Products Co., Ltd. use the Chinese Renminbi (“RMB”) as their functional currency.

The Company’s subsidiaries, whose records are not maintained in that company’s functional currency, re-measure their records into their functional currency as follows:

●	Monetary assets and liabilities at exchange rates in effect at the end of each period

●	Nonmonetary assets and liabilities at historical rates

●	Revenue and expense items at the average rate of exchange prevailing during the period

Gains and losses from these re-measurements were not significant and have been included in the Company’s results of operations.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date

●	Equities at the historical rate

●	Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income in shareholders’ equity.

3/31/2019
Period-end RMB: US$ exchange rate	6.7119
Period average RMB: US$ exchange rate	6.7442

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

NOTE 3 – PRO FORMA ADJUSTMENTS

Entry No.	Description	Dr.	Cr.
1	Registered capital	1,845,235
	Cash	4,469,673
	Additional paid in capital		6,313,828
	Common stock		1,080
	Issuance of shares under share exchange agreement and recapitalization of the Company

 NOTE 4 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going-concern basis assumes that assets are realized, and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon its ability to market and sell its products to generate positive operating cash flows. For the three months ended March 31, 2019, the combined Company recognized net loss of $182,968. As of March 31, 2019, the combined Company had an accumulated deficit of approximately $ 79,621,986. These conditions raise a substantial doubt as to whether the Company may continue as a going concern.

If the Company is not able to generate positive operating cash flows, it may become insolvent.